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                                                                    Exhibit 4.19

                            CERTIFICATE OF AMENDMENT
                                       OF
                         CERTIFICATE OF RESTATEMENT OF
                           ARTICLES OF INCORPORATION
                                       OF
                                K N ENERGY, INC.


     The undersigned, K N Energy, Inc., a Kansas corporation (the "Company"), for the purpose of amending the Certificate of Restatement of Articles of Incorporation of the Company, in accordance with the Kansas General Corporation Code, does hereby make and execute this Certificate of Amendment of the Certificate of Restatement of Articles of Incorporation and does hereby certify that:

     1. The amendment of the Certificate of Restatement of Articles of Incorporation proposed by the directors and adopted by the stockholders of the Company is as follows:

          RESOLVED, that Article Sixth, Section 2, Subparagraphs 1 and 2 of the Restated Articles of Incorporation of the Company be superseded and replaced with the following:

                                   SECTION 2

               1. That the total number of shares of all classes of stock which the Corporation shall have the authority to issue shall be 152,200,000.

               2. That the number of shares which are to have a par value shall be 150,000,000 of the par value of $5 each, all of which shares shall be one class of common stock (hereinafter referred to as the "Common Stock").

     2.   Such amendment has been duly adopted in accordance with the provisions of Section 17-6602 of the Kansas Statutes Annotated.
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     IN WITNESS WHEREOF, this Certificate of Amendment has been executed by the
Company by its President and attested by its Secretary on the 30th day of April 1998.

                              K N ENERGY, INC.



                              By /s/ Larry D. Hall
                                 --------------------------------
                                 Larry D. Hall, President


ATTEST:

/s/ Martha B. Wyrsch
    ---------------------------
    Martha B. Wyrsch, Secretary